SAFECO Common Stock Trust
SAFECO Taxable Bond Trust
SAFECO Tax-Exempt Bond Trust
SAFECO  Money  Market  Trust
SAFECO  Managed  Bond Trust
10865  Willows Road NE
Redmond, WA 98052

Dear Shareholder:

We have not yet received your vote for the upcoming Special Meeting of Shareholders scheduled to be held on March 30, 1999. All votes are vital no matter how many shares you hold and your shares cannot be represented unless we receive voting instructions from you! We urge you to act promptly in order to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid any possible adjournments. In order to be represented at the meeting, we must receive your vote on or before Tuesday, March 30, 1999.

For your convenience, we have established three easy methods by which to register your vote:

      1. By Phone: Simply call toll free 1-800-848-9831. Operators will be available to take your vote Monday thru Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern Time.

      2. By Fax: Fax your executed proxy to us toll free at 1-800-733-1885, anytime.

      3. By Mail: Simply return your executed proxy in the enclosed postage paid envelope. Please use this option only if methods 1 & 2 are unavailable as we may not receive your proxy by March 30, 1999.

Your prompt attention benefits all shareholders.

If you have already voted, please disregard this notice.


Thank you.

SAFECO Common Stock Trust
SAFECO Taxable Bond Trust
SAFECO Tax-Exempt Bond Trust
SAFECO  Money  Market  Trust
SAFECO  Managed  Bond Trust
10865  Willows Road NE
Redmond, WA 98052

Dear Shareholder:

We have not yet received your vote for the upcoming Special Meeting of Shareholders scheduled to be held on March 30, 1999. All votes are vital no matter how many shares you hold and your shares cannot be represented unless we receive voting instructions from you! We urge you to act promptly in order to obtain a sufficient number of votes to hold the Meeting as scheduled and avoid any possible adjournments. In order to be represented at the meeting, we must receive your vote on or before Tuesday, March 30, 1999.

For your convenience, we have established four easy methods by which to register your vote:

      1. By Touchtone: Simply call dial 1-800-454-8683 and follow the simple directions.

      2. By Fax: Fax your executed proxy to us toll free at 1-800-733-1885, anytime.

      3. By Mail: Simply return your executed proxy in the enclosed postage paid envelope. Please use this option only if methods 1 & 2 are unavailable as we may not receive your proxy by March 30, 1999.

      4. By Internet: Visit http://www.proxyvote.com and enter the 12-digit control number located on your proxy card.

Your prompt attention benefits all shareholders.

If you have any questions regarding the proxy material or meeting agenda, please call Shareholder Commuinications Corporation at 1-800-848-9831.

If you have already voted, please disregard this notice.

Thank you.